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                              AMENDED AND RESTATED
                                ----------------
                                   BY-LAWS OF
                                  -----------
                         PARAVANT COMPUTER SYSTEMS, INC.

                               ARTICLE I - OFFICES

     The principal office of the Corporation shall be established and maintained at 780 South Apollo Boulevard, Atrium One, in the City of Melbourne, County of Brevard, State of Florida. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors may from time to time establish.

                            ARTICLE II - SHAREHOLDERS

     1. MEETINGS

     The annual meeting of the Shareholders of this Corporation shall be held on the 15th day of February of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board of Directors. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

    2. SPECIAL MEETINGS

     Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by

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Shareholders  shall  be called for a date not less than 10 nor more than 60 days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

    3. PLACE

     Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

     4. NOTICE

     Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting. If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

    5. QUORUM

     The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall Quorum consist of less than one third (1/3) of the shares entitled to vote at the meeting.

     After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the

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number of shares entitled to vote at the meeting below the number required for a
Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

     6. PROXY

     Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.

                             ARTICLE III - DIRECTORS

    1. BOARD OF DIRECTORS

     The business of the Corporation shall be managed and its corporate powers exercised by a Board of up to nine Directors, each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders.

    2. ELECTION AND TERM OF DIRECTORS

     Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

    3. VACANCIES

     If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such

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vacancy,  who shall hold office for the  unexpired  term and until his successor shall be duly chosen.

     4. REMOVAL OF DIRECTORS

     Any or all of the Directors may be removed with or without cause by vote of a majority of all of the Directors or stock outstanding and entitled to vote at a special meeting of Directors and/or Stockholders called for such purposes.

     5. NEWLY CREATED DIRECTORSHIPS

     The number of Directors may be increased by amendment of these By-Laws, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     6. RESIGNATION

     A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     7. QUORUM OF DIRECTORS

     A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is

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obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     8. PLACE AND TIME OF BOARD MEETINGS

     The Board may hold its meeting at the office of the Corporation or at such other places either within or without the State of Florida as it may from time to time determine.

     9. NOTICE OF MEETINGS OF THE BOARD

     A regular annual meeting of the Board may be held without the notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail, telefax or wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

     10. REGULAR ANNUAL MEETING

     A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

     11. EXECUTIVE AND OTHER COMMITTEES

    The Board, by resolution, may designate two or more of their members to any committee. To the extent provided in said resolution, or these By-Laws, such committee may exercise the

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powers  of  the  Board,  concerning  the  management  of  the  business  of  the
Corporation.

      12. COMPENSATION

     No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expense for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be constructed to preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

                              ARTICLE IV - OFFICERS
     1. OFFICERS, ELECTION AND TERM

     a) The Board may elect or appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

     b) All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

     c) Any two or more offices may be held by the same person.

    2.  REMOVAL, RESIGNATION, SALARY, ETC.

     a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

     b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

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     c) Any officer elected by the  Shareholders  may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.

     d) The salaries of all officers shall be fixed by the Board.

     e) The directors may require any Officer to give security for the faithful performance of his duties.

     3. DUTIES

     The officers of this Corporation shall have the following duties:

     The President shall be the chief executive or operating officer of the Corporation, shall have general and active management of the business and affairs of the Corporation, subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

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     4. REMOVAL OF OFFICERS

     An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment, the best interests of the Corporation will be served thereby.

    Any vacancy in any office may be filled by the Board of Directors.

                         ARTICLE V - STOCK CERTIFICATES

     1. ISSUANCE

     Every holder of shares in this Corporation shall be entitled to have a certificate or certificates representing all shares of which he is entitled. No certificate shall be issued for any share until such is fully paid.

     2. FORM

     Certificates representing shares of stock in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

     3. TRANSFER OF STOCK

     The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, subject to any restrictive legends thereon.

     4. LOST, STOLEN OR DESTROYED CERTIFICATES

     If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the

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person claiming the certificate of stock to be lost, stolen or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.




                         ARTICLE VI - BOOKS AND RECORDS


     1. BOOKS AND RECORDS

     This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Director and committees of Directors.

     This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.


     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     2. SHAREHOLDERS' INSPECTION RIGHTS

     Any person who shall have been a holder of record or shares or of voting trust certificates thereof at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent for the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevant books and records of accounts, minutes and records of Shareholders and to

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make extracts therefrom.

     3. FINANCIAL INFORMATION

     Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

     Upon the written request of any Shareholders or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail each Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit loss statements shall be filed in the registered office of the Corporation of this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VII - DIVIDEND

     The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for

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equalizing  dividends  or for  such  other  purposes  as the  Board  shall  deem conducive to the interests of the Corporation.

                          ARTICLE VIII - CORPORATE SEAL

     The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                             ARTICLE IX - EXECUTION

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or other person or persons as the Board may from time to time designate.

                             ARTICLE X - FISCAL YEAR

     The fiscal year shall begin the first day of October in each year.

                    ARTICLE XI - NOTICE AND WAIVER OF NOTICE

     Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, or with an express mail or delivery service addressed to the person entitled thereto at his last known post office or business address or by telefaxing the same to such person using his

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appropriate  telefax number,  and such notice shall be deemed to have been given on the day of such mailing or sending of the telefax. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.


     Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE XII - CONSTRUCTION

     Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

                             ARTICLE XIII - BUSINESS

     1. CONDUCT OF BUSINESS WITHOUT MEETINGS

     Any action of the Stockholders, Directors and committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation as part of the proceedings of the Stockholders, Directors or committee as the case may be.

     2. MANAGEMENT BY STOCKHOLDER

     In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Stockholders of the

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Corporation  shall be deemed  Directors  for the  purposes  of these By-Laws and whenever the words "directors", "board of directors" or "board" appear in these By-Laws those words shall be taken to mean Stockholders.

     The Shareholders may, by majority vote, create a board of directors to manage the business of the Corporation and exercise its corporate powers.

                            ARTICLE XIV - AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a simple majority of such shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a simple majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.

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                         PARAVANT COMPUTER SYSTEMS, INC

                            AMENDMENT TO THE BY-LAWS


     Paragraph 1 of Article XIII of the By-Laws of Paravant Computer Systems, Inc. currently in effect shall be amended to read in its entirety as follows:

    "1. CONDUCT OF BUSINESS WITHOUT MEETINGS

     "Any action of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

     "Any action of the Directors or a committee of Directors may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by each of the Directors or members of such committee.

     "Any actions taken pursuant to this Article XIII shall be filed with the Secretary of the Corporation as part of the proceedings of the stockholders, Directors or committee, as the case may be."

    Dated:  March 14, 1996


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                         PARAVANT COMPUTER SYSTEMS, INC.

                 AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS

     Paragraph 2 of Article V of the Amended and Restated By-Laws of Paravant Computer Systems, Inc., as currently in effect, is hereby amended to read in its entirety as follows:

     2. FORM

     The shares of the Corporation shall be represented by certificates or shall be uncertificated securities. Any certificates representing the shares of the Corporation shall be in such form consistent with the law and the Articles of Incorporation of the Corporation as the Board of Directors may from time to time prescribe. Each certificated shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of officers upon a certificate may be facsimile signatures only to the extent permitted by law.

Dated: June 6, 1996




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